Exhibit 5.3

February 21, 2024	Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

HSBC USA Inc.

452 Fifth Avenue

New York, New York 10018

Re:	HSBC USA Inc. – Notes, Series 1, and Warrants, Series 1

Ladies and Gentlemen:

We represent HSBC USA Inc., a Maryland corporation (the “Company”), in connection with certain senior debt securities (the “Notes”) and warrants (the “Warrants”), under a Registration Statement on Form S-3 (the “Registration Statement”) filed under the Securities Act of 1933 (the “Act”) on February 21, 2024. The Notes are to be issued under the Indenture, dated as of March 31, 2009, between the Company and Computershare Trust Company, N.A., a national banking association, as successor to Wells Fargo Bank, National Association, as trustee (the “Note Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 22, 2012, the Second Supplemental Indenture, dated as of March 5, 2015, the Third Supplemental Indenture, dated as of September 29, 2023, and the Fourth Supplemental Indenture, dated as of February 21, 2024 (as so supplemented, the “Senior Indenture”). The Warrants are to be issued pursuant to the Warrant Indenture, dated as of May 16, 2016 (the “Warrant Indenture”) between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Warrant Trustee”).

In connection with our representation, we have examined the corporate records of the Company, including its articles of incorporation and bylaws and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)       the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

February 21, 2024

(ii)       limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Notes or Warrants, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii)       our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities; and

(iv)       we express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America, as in effect on the date hereof.

Based upon the foregoing, it is our opinion that:

1.      When the terms of the Notes to be issued under the Senior Indenture and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Notes have been duly executed, delivered and authenticated in accordance with the Senior Indenture and issued and paid for as contemplated by the Registration Statement, and if all the foregoing actions have been duly authorized by the Company, the Notes will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture; and

2.      When the terms of the Warrants to be issued under the Warrant Indenture and their issuance and sale have been duly established in conformity with the Warrant Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Warrants have been duly executed, delivered and authenticated in accordance with the Warrant Indenture and issued and paid for as contemplated by the Registration Statement, and if all the foregoing actions have been duly authorized by the Company, the Warrants will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Warrant Indenture.

February 21, 2024

We note that, as of the date of this opinion, a judgment for money in an action based on a Note or a Warrant denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note or Warrant is denominated into U.S. dollars will depend on various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Note or Warrant would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Note or Warrant is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.

We are admitted to practice in the State of New York and our opinions expressed herein are limited solely to the laws of the State of New York, Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the Federal laws of the United States of America, as in effect on the date hereof, and we express no opinion herein concerning the laws of any other jurisdiction.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. If a pricing or similar supplement to the prospectus contained in the Registration Statement relating to the offer and sale of the Notes is prepared and filed by the Company with the Securities and Exchange Commission (the “SEC”) on a future date and the supplement contains a reference to this firm and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and to all references to this firm in such supplement:

In the opinion of Mayer Brown LLP, as counsel to the Issuer, when the pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement, and issued and paid for as contemplated herein, such securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the Note Trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Company and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 dated February 21, 2024. [This opinion is also subject to the discussion, as stated in the legal opinion dated February 21, 2024, of the enforcement of notes denominated in a foreign currency or currency unit.]

February 21, 2024

If a pricing or similar supplement to the prospectus contained in the Registration Statement relating to the offer and sale of the Warrants is prepared and filed by the Company with the SEC on a future date and the supplement contains a reference to this firm and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and to all references to this firm in such supplement:

In the opinion of Mayer Brown LLP, as counsel to the Issuer, when the warrants offered by this pricing supplement have been executed and delivered by the Company and authenticated by the trustee pursuant to the Warrant Indenture referred to in the prospectus supplement, and issued and paid for as contemplated herein, such warrants will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Warrant Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the Warrant Trustee’s authorization, execution and delivery of the Warrant Indenture and the genuineness of signatures and to such counsel’s reliance on the Company and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 dated February 21, 2024. [This opinion is also subject to the discussion, as stated in the legal opinion dated February 21, 2024, of the enforcement of warrants denominated in a foreign currency or currency unit.]

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP